Exhibit 24.01

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Larry Campbell, Mark A. Severson and Melanie S. Tuttle as attorneys-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ R. Larry Campbell	Interim President and Chief Executive Officer
R. Larry Campbell	(Principal Executive Officer)

/s/ Mark A. Severson	Executive Vice President and Treasurer
Mark A. Severson	(Principal Financial and Accounting Officer)

/s/ Larry E. Brooks	Director
Larry E. Brooks

/s/ James M. Campbell, Jr.	Director
James M. Campbell, Jr.

/s/ R. Larry Campbell	Director
R. Larry Campbell

/s/ Darrell L. Frye	Director
Darrell L. Frye

/s/ Hal F. Huffman, Jr.	Director
Hal F. Huffman, Jr.

/s/ Thomas A. Jordan	Director
Thomas A. Jordan

/s/ Lynn S. Lloyd	Director
Lynn S. Lloyd

/s/ Ray H. McKenney, Jr.	Director
Ray H. McKenney, Jr.

/s/ Eugene B. McLaurin, II	Director
Eugene B. McLaurin, II

/s/ R. Reynolds Neely, Jr.	Director
R. Reynolds Neely, Jr.

/s/ Carl G. Yale	Director
Carl G. Yale